UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2024

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road,
Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The amendment and restatement of the Company’s Flexible Stock Plan (the “Plan”) was approved by shareholders at the Annual Meeting of Shareholders held May 8, 2024. The Plan provides for the award of stock-based and other benefits (including stock options, stock appreciation rights, restricted stock, stock units, cash and equity performance awards, and other stock-based awards) to attract and retain valuable employees, directors and other key individuals, align the interests of participants with the interests of shareholders, and reward outstanding performance. The Plan has a term of 10 years expiring in 2034.

Our named executive officers, J. Mitchell Dolloff (President & CEO), Benjamin M. Burns (Executive Vice President & CFO), and J. Tyson Hagale (Executive Vice President, President – Bedding Products), along with our non-employee directors and other key employees, are eligible to receive awards under the Plan. Jeffrey L. Tate (former EVP & CFO), Steven K. Henderson (former EVP, President – Specialized Products and Furniture, Flooring & Textile Products) and Scott S. Douglas (former SVP & General Counsel) are no longer employed by the Company and, therefore, are no longer eligible for future awards under the Plan. The material terms and conditions of the Plan and the amendments adopted by the shareholders at the Annual Meeting have been previously reported under “Proposal Four: Approval of the Amendment and Restatement of the Flexible Stock Plan” in the Company’s Proxy Statement (beginning on page 22), filed March 28, 2024 (the “Proxy Statement”), and in the Plan document attached as an Appendix to the Proxy Statement. The amendments to the Plan included:

(a) the elimination of the “fungible share feature” that provided that each option or stock appreciation right under the Plan counted as one share against the shares available under the Plan, but each share granted for any other award, such as restricted stock, stock units and performance awards, counted as three shares against the Plan. Because the Company has largely discontinued granting options (although options remain available through our Deferred Compensation Program), this feature was eliminated, and, after the amendment, each share granted under any type of award will count as one share against the shares available under the Plan;

(b) an increase in the number of shares available for future grant under the Plan by 3.7 million. After the amendment, as of March 4, 2024, there was a total of approximately 5.3 million shares available for future grant under the Plan (excluding forfeitures of existing awards that again become available for issuance under the Plan);

(c) the clarification that, unless an acquirer requires that the outstanding awards be terminated as a result of a change in control, the awards will not immediately vest following the change in control of the Company unless the participant’s employment is also terminated under certain circumstances. If an acquirer requires that the outstanding awards be terminated as a result of the change in control, the awards will immediately vest, regardless of termination of employment. In both cases, if the vesting of a performance award is accelerated, the award will be deemed earned at the maximum payout level;

(d) the establishment of a mandatory minimum vesting period of at least one year for all awards issued after May 8, 2024 (subject to a 5% carve-out for vesting due to disability, death or in certain circumstances following a change in control);

(e) the elimination of references to Section 162(m) of the Internal Revenue Code; and

(f) the extension of the clawback period, in which the Plan Committee can require a participant to forfeit and repay to the Company all or part of the income or other benefit received on the vesting, exercise, or payment of an award, from two to three years.

The above disclosure is only a brief description of the Plan, as amended and restated, and is qualified in its entirety by the description in “Proposal Four: Approval of the Amendment and Restatement of the Flexible Stock Plan” in the Proxy Statement, and the Flexible Stock Plan, attached as an Appendix to the Proxy Statement, each of which is incorporated herein by reference. The Plan, as amended and restated, is attached hereto as Exhibit 10.1.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 8, 2024. In connection with this meeting, proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. Matters voted upon were (i) the election of eleven directors; (ii) the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; (iii) an advisory vote to approve named executive officer compensation as described in the Company’s Proxy Statement; and (iv) approval of the amendment and restatement of the Company’s Flexible Stock Plan. The number of votes cast for and against, as well as abstentions and broker non-votes, with respect to each matter, as applicable, are set forth below.

1. Proposal One: Election of Directors. All eleven nominees for director listed in the Proxy Statement were elected to hold office until the 2025 Annual Meeting of Shareholders, or until their successors are elected and qualified, with the following vote:

DIRECTOR NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Angela Barbee	89,131,616	2,272,815	279,138	22,649,737
Mark A. Blinn	88,891,551	2,517,448	274,570	22,649,737
Robert E. Brunner	83,877,447	7,556,626	249,496	22,649,737
Mary Campbell	86,441,995	4,972,213	269,361	22,649,737
J. Mitchell Dolloff	87,451,501	4,005,486	226,582	22,649,737
Manuel A. Fernandez	84,427,060	6,976,312	280,197	22,649,737
Karl G. Glassman	85,508,351	5,932,442	242,776	22,649,737
Joseph W. McClanathan	83,112,042	8,309,726	261,801	22,649,737
Srikanth Padmanabhan	86,455,076	4,946,997	281,496	22,649,737
Jai Shah	89,172,763	2,231,491	279,315	22,649,737
Phoebe A. Wood	83,390,979	7,987,077	305,513	22,649,737

2. Proposal Two: Ratification of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, was approved with the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
111,954,520	2,109,436	269,350	N/A

3. Proposal Three: Advisory Vote to Approve Named Executive Officer Compensation. The advisory vote to approve the Company’s named executive officer compensation package as described in the “Executive Compensation and Related Matters” section of the Company’s Proxy Statement (commonly known as “Say-on-Pay”) was approved with the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
86,034,751	5,325,496	323,322	22,649,737

4. Proposal Four: Approval of the Amendment and Restatement of the Company’s Flexible Stock Plan. The amendment and restatement of the Company’s Flexible Stock Plan was approved with the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
87,582,967	3,356,910	743,692	22,649,737

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1*	The Company’s Flexible Stock Plan, amended and restated, effective as of May 8, 2024, filed March 28, 2024 as an Appendix to the Company’s Proxy Statement, is incorporated by reference.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*	Denotes management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: May 10, 2024	By:	/s/ JENNIFER J. DAVIS
Jennifer J. Davis
Executive Vice President – General Counsel

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